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Exhibit 23.4

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 20 March 2008, with respect to the financial statements of Mobile People A/S as of 31 December 2007 and for the year then ended included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-132637) of Local Matters, Inc. for the registration of its common stock, filed with the Securities and Exchange Commission on or about 20 March 2008.

                      /s/ Ernst & Young

Copenhagen, Denmark
20 March 2008

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Consent of Independent Auditors